Exhibit 10.1

LANTHEUS MI HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF APRIL 30, 2013

i

	c.	Termination Without Cause	7
	d.	Termination for any Other Reason	7
	e.	Leave of Absence	7

SECTION 13.	ADJUSTMENT OF SHARES		7

	a.	General	7
	b.	Mergers and Consolidations	7

SECTION 14.	SECURITIES LAW REQUIREMENTS		8

SECTION 15.	GENERAL TERMS		8

	a.	Nontransferability of Awards	8
	b.	Restrictions on Transfer of Shares	9
	c.	Settlement of Awards	9
	d.	Compliance with Section 409A of the Code	9
	e.	Withholding Requirements	10
	f.	No Guarantees Regarding Tax Treatment	10
	g.	No Retention Rights or Right to Awards	10
	h.	Severability	10
	i.	No Constraint on Corporate Action	11
	j.	Successors	11
	k.	Unfunded Plan	11

SECTION 16.	DURATION AND AMENDMENTS		11

	a.	Term of the Plan	11
	b.	Right to Amend or Terminate the Plan	11
	c.	Effect of Amendment or Termination	11
	d.	Modification, Extension and Assumption of Awards	12
	e.	Initial Public Offering	12

SECTION 17.	DEFINITIONS		12

	a.	“Affiliate”	12
	b.	“Avista Entity”	12
	c.	“Award”	12
	d.	“Award Agreement”	12
	e.	“Board”	12
	f.	“Business Day”	13
	g.	“Cause”	13
	h.	“Change of Control”	13
	i.	“Code”	13
	j.	“Company”	13
	k.	“Disability”	13
	l.	“Employee Shareholders’ Agreement”	14
	m.	“Exchange Act”	14
	n.	“Fair Market Value”	14
	o.	“Initial Public Offering”	14
	p.	“Option”	14
	q.	“Other Stock-Based Award”	14
	r.	“Participant”	14
	s.	“Person”	14

ii

	t.	“Plan”	14
	u.	“Recapitalization”	14
	v.	“Restriction Period”	14
	w.	“Restricted Stock”	15
	x.	“Restricted Stock Unit”	15
	y.	“Section 409A”	15
	z.	“Securities Act”	15
	aa.	“Service”	15
	bb.	“Shares”	15
	cc.	“Shareholders’ Agreement”	15
	dd.	“Stock Appreciation Right”	15
	ee.	“Subsidiary”	15

SECTION 18.	MISCELLANEOUS		15

	a.	Choice of Law	15
	b.	Adoption	15

iii

LANTHEUS MI HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company and its Subsidiaries, and to promote the success of the Company’s business.  Unless the context otherwise requires, capitalized terms used herein are defined in Section 17.  The Plan is a “compensatory benefit plan” within the meaning of Rule 701 under the Securities Act, and all Awards granted under the Plan are intended to qualify for an exemption from the registration requirements under the Securities Act, including, without limitation, pursuant to Rule 701 of the Securities Act or Regulation D.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Board.  The Board shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, subject to the terms and conditions of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or Exercise Price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by the Board.  All decisions, interpretations and other actions of the Board shall be final and binding on all Participants and other persons deriving their rights from a Participant.  Notwithstanding anything to the contrary herein, no action taken by the Board shall adversely affect in any material respect the rights granted to any Participant under any outstanding Award without the Participant’s written consent.

SECTION 3. ELIGIBILITY.

The Board is authorized to grant Awards to employees, directors (including, non-employee directors) and consultants of the Company or any Subsidiary of the Company; provided, that Options and Stock Appreciation Rights may only be granted to those employees, directors and consultants with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A.  Employees, directors and consultants who have been granted Awards shall be Participants in the Plan with respect to such Awards.  The designation of an individual as a Participant in any year shall not require that the Board designate such individual to receive an Award in any other year or to receive the same type or amount of Award in any other year.

SECTION 4. SHARES SUBJECT TO PLAN.

a.              Basic Limitation.  Subject to the following provisions of this Section 4 and Section 13, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 1,500,000 (one million five hundred thousand) Shares.  Shares may only be authorized but unissued Shares and, may not be treasury Shares.  Where an Award is granted in tandem, the number of Shares charged against the Basic Limitation shall be the maximum number of Shares that may be issued pursuant to the Award.

b.              Additional Shares.  In the event that any outstanding Award expires, is cancelled or otherwise terminated without consideration (i.e., Shares or cash) therefor, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan.  In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision without consideration (i.e., Shares or cash) therefor, such Shares shall again be available for the purposes of the Plan.

SECTION 5. AWARDS.

a.              Types of Awards.  The Board may, in its sole discretion, make Awards of one or more of the following:  Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.  The Company shall make Awards directly or cause one or more of its Subsidiaries to make Awards; provided, however, that the Company shall be responsible for causing any such Subsidiary to comply with the terms of any Award and the Plan.  Awards may be granted singly or in tandem.

b.              Award Agreements.  Each Award made under the Plan shall be evidenced by an Award Agreement (which need not be identical), and no Award shall be valid without any such agreement.  An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Board in its sole discretion deems appropriate for inclusion in the Award Agreement, provided such terms and conditions are not inconsistent with the Plan.  Accordingly, in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.  Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i)                                     Number of Shares.  The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 13.

(ii)                                  Price.  Where applicable, each Award Agreement shall designate the price, if any, to acquire any Shares underlying the Award, which price shall be payable in a form described in Section 11 and subject to adjustment pursuant to Section 13.

(iii)                               Vesting.  Each Award Agreement shall specify the dates and events on which all or any installment of the Award shall be vested and nonforfeitable.

c.               No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until Shares are actually issued in the name of such person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such person), except as set forth in Section 8(c) or as may be set forth in the Award Agreement.

SECTION 6. OPTIONS.

a.              Grant of Options.  The Board may, in its sole discretion, grant Options. All Options shall be nonqualified stock options.  The Plan does not provide for the grant of “incentive stock options” within the meaning of Section 422 of the Code.

b.              Options Award Agreement.  Each agreement evidencing an Award of an Option shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i)                                     Exercise Price.  Each Award Agreement shall state the per share exercise price, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant unless such Option otherwise would satisfy Section 409A, and except in the case provided by Section 13.

(ii)                                  Exercisability.  Each Award Agreement shall specify the dates and events when all or any installment of the Option becomes exercisable.

(iii)                               Term.  Each Award Agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

c.               Method of Exercise.  Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Board, or by complying with any alternative procedures which may be authorized by the Board, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares (including satisfaction of any applicable tax withholding).  As soon as practicable after receipt of written notification of exercise, full payment (including satisfaction of any applicable tax withholding) and satisfaction of any other conditions set forth in the applicable Award Agreement, the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).  The Company, at the Board’s election and in its sole discretion, may settle any Options requested to be exercised in Shares or cash.

SECTION 7. STOCK APPRECIATION RIGHTS.

a.              Generally.  The Board may, in its sole discretion, grant “Stock Appreciation Rights”.  A Stock Appreciation Right means a right to receive a payment in cash, Shares or a combination thereof, in the sole discretion of the Board, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a number of Shares on the date the right is exercised over (ii) the base value (as determined by the Board and specified in any Award Agreement).  If a Stock Appreciation Right is granted in tandem with or in substitution for an Option, the designated Fair Market Value in the Award Agreement shall reflect the Fair Market Value of the Shares underlying the Awards on the date the Option is granted.

b.              Stock Appreciation Rights Award Agreement.  Each agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i)                                     Base Value.  Each Award Agreement shall specify the base value of the Shares above which a Participant shall be entitled to share in the appreciation in the value of such Shares.  The per share initial Base Value shall not be less than 100% of the Fair Market Value of a Share on the date of grant unless such Stock Appreciation Right otherwise would satisfy Section 409A, and except in the case provided by Section 13.

(ii)                                  Exercisability.  Each Award Agreement shall specify how all or any portion of a Stock Appreciation Right shall be exercisable.

(iii)                               Term.  Each Award Agreement shall state the term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

SECTION 8. RESTRICTED STOCK

a.              Generally.  The Board is hereby authorized to grant Shares that are subject to a risk of forfeiture and contain such other restrictions, including restrictions on transferability, as the Board shall determine.  Each such Share shall be known as a share of Restricted Stock.

b.              Restricted Stock Award Agreement.  Each agreement evidencing an Award of Restricted Stock shall specify the restriction period and such other such terms, including vesting, term and transfer restrictions, as determined by the Board, in its sole discretion.  If Restricted Stock will be granted or the restrictions shall have lapsed upon the achievement of performance goals over a performance period, such Award of Restricted Stock shall be referred to as “Performance Shares”.

c.               Voting Rights.  Unless otherwise determined by the Board and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder shall not have the right to exercise voting rights with respect to Shares of Restricted Stock during the Restriction Period.

d.              Section 83(b) Election.  The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 9. RESTRICTED STOCK UNITS.

a.              Generally.  The Board may, in its sole discretion, grant Restricted Stock Units, where in each case one unit shall be a notional account representing one Share.

b.              Settlement of Restricted Stock Units.  Restricted Stock Units shall be settled in Shares unless the Award Agreement expressly provides for settlement of all or a portion of the Restricted Stock Units in cash equal to the Fair Market Value of the Shares that would otherwise be distributed in settlement of such units.  Shares distributed to settle a Restricted Stock Unit may be issued with or without payment or consideration therefor, except as may be required by applicable law or the Board, in its sole discretion, as set forth in the Award Agreement.  The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect of Restricted Stock Units.

SECTION 10. OTHER STOCK-BASED AWARDS.

The Board may, in its sole discretion, grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares, including, without limitation, dividend equivalent rights and other phantom awards.  Such Other Stock-Based Awards shall be in such form and dependent on such conditions as the Board shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives.  The Board shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares, additional Awards or other securities or property and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).  Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan.

SECTION 11. PAYMENT FOR SHARES.

a.              General Rule.  The Exercise Price of Options and/or the purchase price (if any) of Shares issuable under the Plan shall be payable in cash or personal check at the time when such Shares are purchased, except as otherwise provided in this Section 11.

b.              Surrender of Shares.  Only to the extent permitted by the Board, in its sole discretion, all or any part of the purchase price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of Shares that have fully vested, and are already owned by the Participant.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised or payment is made (or, in the case of any applicable withholding requirements, Fair Market Value on the date the tax is to be determined).  The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such action would cause the Company or any Subsidiary thereof to recognize a compensation expense (or additional compensation expense) with respect to the applicable Award for financial reporting purposes, unless the Board consents thereto.

c.               Services Rendered.  At the sole discretion of the Board, and except as required by applicable law, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary thereof prior to or after the Award.

d.              Promissory Note.  At the sole discretion of the Board, all or a portion of the Exercise Price of Options and/or the purchase price (if any) of Shares issuable under the Plan and any applicable withholding requirements may be paid with a full-recourse promissory note.  However, the par value of the Shares, if newly issued, shall be paid in cash.  The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest or the creation of original issue discount under the Code.  Subject to the foregoing, the Board (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

e.               Net Exercise.  Only to the extent permitted by the Board, in its sole discretion, payment of all or any portion of the exercise price or purchase price under any Award under the Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Award by the number of such Shares having a Fair Market Value equal to the aggregate exercise price or purchase price (or, in the case of any applicable withholding requirements, Fair Market Value on the date the tax is to be determined).  For the avoidance of doubt, the Company will not withhold any amounts greater than the minimum statutory total tax that could be imposed in connection with any such taxable event.

f.                Exercise/Sale.  After an Initial Public Offering, at any time, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the purchase price and any withholding requirements, or (iii) in a manner described in Section 11(e) above.

g.              Discretion of Board.  Should the Board exercise its sole discretion to permit the Participant to pay the purchase price under an Award in whole or in part in accordance with Sections 11(b) through (f) above, it shall not be bound to permit such alternative method of payment for the remainder of any such Award or with respect to any other Award or Participant under the Plan.  The Board may authorize any additional method of payment that it determines, in its sole discretion, to be consistent with applicable law and the purpose of the Plan.

SECTION 12. TERMINATION OF SERVICE.

a.              Termination for Cause.  Unless otherwise provided in an Award Agreement, in the event that a Participant’s Service is terminated for Cause, all Awards, including vested Options and Stock Appreciation Rights, held by the Participant shall terminate and be forfeited without consideration, effective on the date the Participant’s Service is terminated for Cause.

b.              Termination Due to Death or Disability.  Unless otherwise provided in an Award Agreement, in the event that a Participant’s Service is terminated due to death or Disability, (i) all unvested Awards held by the Participant shall terminate and be forfeited without consideration effective as of the date the Participant’s Service is terminated and (ii) all vested Options and Stock Appreciation Rights shall terminate and be forfeited on the earlier of (a) one

(1) year following the termination of Service and (b) the expiration of the term of such Options and Stock Appreciation Rights.

c.               Termination Without Cause.  Unless otherwise provided in an Award Agreement, in the event that a Participant’s Service is terminated by the Company and its Subsidiaries without Cause and other than as provided in Section 12.b., (i) all unvested Awards held by the Participant shall terminate and be forfeited without consideration effective as of the date the Participant’s Service is terminated and (ii) all vested Options and Stock Appreciation Rights shall terminate and be forfeited on the earlier of (a) the date the term of such Options and Stock Appreciation Rights expires and (b) sixty (60) days following the termination of the Participant’s Service.

d.              Termination for any Other Reason.  Unless otherwise provided in an Award Agreement, in the event that a Participant’s Service is terminated for any reason other than pursuant to Sections 12.a. through c. above, (i) all unvested Awards held by the Participant shall terminate and be forfeited without consideration effective as of the date the Participant’s Service is terminated and (ii) all vested Options and Stock Appreciation Rights shall terminate and be forfeited on the earlier of (a) the date the term of such Options and Stock Appreciation Rights expires and (b) forty-five (45) days following the termination of the Participant’s Service.

e.               Leave of Absence.  For purposes of this Section 12, Service shall be deemed to continue while a Participant is on a bona fide leave of absence, if such leave is approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Board).

SECTION 13. ADJUSTMENT OF SHARES.

a.              General.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, Recapitalization, separation, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Board, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in its sole discretion, (i) substitute or adjust (a) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Awards, (b) the number and kind of Shares or other securities subject to outstanding Awards, or (c) the Exercise Price, grant price or purchase price applicable to outstanding Awards, (ii) grant a dividend equivalent right, and/or (iii) make or implement other value determinations applicable to the Plan or outstanding Awards, including making additional Awards, issuing Shares or making cash payments.

b.              Mergers and Consolidations.  In the event that the Company is a party to a merger or consolidation (including a Change of Control transaction), outstanding Awards shall be subject to the agreement effecting such merger or consolidation transaction.  Subject to the terms of the applicable Award Agreement, the agreement with respect to such merger or consolidation transaction, without the Participants’ consent, may provide for:

(i)                                     The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving entity) or by the surviving entity or its direct or indirect parent;

(ii)                                  The substitution by the surviving entity or its direct or indirect parent of share awards with substantially equivalent terms and economic value for such outstanding Awards;

(iii)                               The acceleration of the vesting of, right to exercise, and/or lapse of restrictions under some or all then outstanding Awards immediately prior to or as of the date of any such merger or consolidation transaction,

(iv)                              The expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of any such merger or consolidation transaction or other date thereafter designated by the Board, after reasonable advance written notice thereof to the holder of each such Award; or

(v)                                 The cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Board and which value may be zero; provided, that, in the case of vested Options and Stock Appreciation Rights or similar Awards, the fair value shall equal the excess, if any, of the value of the consideration to be paid in any such merger or consolidation transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise price, purchase price or grant price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.

SECTION 14. SECURITIES LAW REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state or foreign securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon.  Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Shares under the Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered under any applicable securities laws.

SECTION 15. GENERAL TERMS.

a.              Nontransferability of Awards.  Unless otherwise permitted by the Board, in its sole discretion, no Award may be transferred, assigned, pledged or hypothecated by any Participant except in compliance with the terms of the applicable Award Agreement.  The exercisability of an Option or other right to acquire Shares under the Plan by someone other than the Participant shall be governed by the agreement pursuant to which such Option or other right is granted.

b.              Restrictions on Transfer of Shares.  Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Board may determine, including as set forth in the Employee Shareholders Agreement.  Such restrictions shall be set forth in the applicable Award Agreement or any shareholders’ agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

c.               Settlement of Awards.  The Board shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional shares or any rights thereto shall be issued, rounded, forfeited or otherwise eliminated.

d.              Compliance with Section 409A of the Code.

(i)                                     The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A. Notwithstanding the Company’s intention, in the event that any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Board may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award or (c) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.  In no event shall the Company or any of its Subsidiaries or Affiliates or their respective directors, officers, agents, attorneys, employees, executives, shareholders, members, managers, trustees, fiduciaries, representatives, principals, accountants, insurers, successors or assigns be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A.

(ii)                                  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

(iii)                               A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service (but not for purposes of determining vesting or forfeiture), unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of Service,” or like terms shall mean “separation from service.”

e.               Withholding Requirements.  The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or to require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Participants may elect, subject to the approval of the Board, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

f.                No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Board and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A, Section 280G or 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or Affiliates or any of their employees, directors, officers, representatives, stockholders, members or Affiliates shall have any liability to a Participant with respect thereto.

g.              No Retention Rights or Right to Awards.  Nothing in the Plan or in any Award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary thereof employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

h.              Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

i.                 No Constraint on Corporate Action.  Nothing in the Plan shall be construed to (i) limit, impair or otherwise affect the Company’s or any Subsidiaries’ right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or any Subsidiary to take any action that it deems necessary or appropriate.

j.                 Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

k.              Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

SECTION 16. DURATION AND AMENDMENTS.

a.              Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board.  The Plan shall terminate automatically on the day preceding the 10th anniversary of its adoption by the Board unless earlier terminated pursuant to Section 16.b. below.

b.              Right to Amend or Terminate the Plan.  The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that no action taken by the Board shall adversely affect in any material respect the rights granted to any Participant under any outstanding Awards (other than pursuant to Section 15.d., in order to implement Section 13 or Section 16.e., or as the Board deems necessary to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) without the Participant’s written consent.

c.               Effect of Amendment or Termination.  Except as provided in Section 15(d) hereof, any amendment of the Plan shall not adversely affect in any respect any Participant’s rights under any Award previously made or granted under the Plan without the Participant’s consent.  No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an

Award granted prior to such termination.  The termination of the Plan shall not affect any Awards outstanding on the termination date.

d.              Modification, Extension and Assumption of Awards.  Within the limitations of the Plan, the Board may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Shares and at the same or a different price.  The foregoing notwithstanding, except as provided in Section 15.d. or Section 13. hereof, no modification of an Award shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Award or impair the economic value of any such Award.

e.               Initial Public Offering.  Prior to an Initial Public Offering, the Board may amend and restate this Plan to include such provisions as the Board determines in good faith necessary or appropriate as a result of the Company becoming, after an Initial Public Offering, a publicly-traded company, subject to Section 16(c) hereof.

SECTION 17. DEFINITIONS.

a.              “Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Management Shareholders (as such term is defined in the Shareholders’ Agreement) or any of the Employee Shareholders (as such term is defined in the Employee Shareholders’ Agreement) and vice versa, and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

b.              “Avista Entity” shall mean any of Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership and ACP-Lantern Co-Invest LLC, a Delaware limited liability company.

c.               “Award” shall mean the grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award under the Plan.

d.              “Award Agreement” shall either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (ii) a written statement signed by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.

e.               “Board” shall mean the Board of Directors of the Company, as constituted from time to time, and/or if such Board of Directors has appointed a Compensation Committee, the Compensation Committee.

f.                “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

g.              “Cause” shall mean, with respect to any Participant, “Cause” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and such Participant, or, if not so defined (i) the Participant’s breach of any fiduciary duty or legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders; (ii) the Participant’s failure to follow the reasonable instructions of the Board of Directors of the Company or such Participant’s direct supervisor, which breach, if curable, is not cured within 10 Business Days after notice to such Participant or, if cured, recurs within 180 days; (iii) the Participant’s gross negligence, willful misconduct, fraud, insubordination, acts of dishonesty or conflict of interest relating to the Company or any of its Affiliates; or (iv) the Participant’s commission of any misdemeanor relating to the affairs of the Company or any of its Affiliates or any felony.

h.              “Change of Control” shall mean (a) any transaction or series of related transactions, in which, after giving effect to such transaction or transactions any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), other than by a “person” which is an Avista Entity or by a “group” in which an Avista Entity is a member acquires, directly or indirectly, in excess of 50% of the voting securities of a Person, or (b) the sale, lease or other disposition of all or substantially all of the assets of any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), which shall include with respect to the Company, the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries), other than by a “person” which is an Avista Entity or by a “group” in which an Avista Entity is a member, to a Person that is not an Affiliate of such Person; provided, that notwithstanding anything to the contrary therein, and solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, a Change of Control shall not be deemed to occur under the Plan unless the Change of Control also constitutes a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company under Treasury Regulations § 1.409A-3(i)(5), or any successor provision.

i.                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

j.                 “Company” shall mean Lantheus MI Holdings, Inc.

k.              “Disability” shall mean, unless otherwise set forth in an Award Agreement,

(i)                                     if a Participant has an effective employment agreement or service agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or, in the absence of such an effective employment agreement, service agreement or definition,

(ii)                                  a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Participant from performing its essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.

l.                 “Employee Shareholders’ Agreement” shall mean that certain Employee Shareholders’ Agreement, dated as of May 8, 2008, by and among the Company and the other parties thereto from time  to time (as the same shall be amended, supplemented or modified from time to time).

m.          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

n.              “Fair Market Value” shall mean, as of any date of determination, with respect to Shares:

(i)                                     if the Shares are immediately and freely tradable on a stock exchange or an over-the-counter market, the closing price per Share on the preceding day, or if no trades were made on such date, the immediately preceding day on which trades were made; or

(ii)                                  in the absence of such a market for the Shares, the fair value per Share as determined in good faith by the Board and, for the purpose of determining the Exercise Price or grant price of an Award, consistent with the principles of Section 409A.

o.              “Initial Public Offering” shall mean the Company’s first Public Offering.  Public Offering shall mean an underwritten public offering and sale of shares of Common Stock for cash pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

p.              “Option” shall mean an Option granted under the Plan and entitling the holder to purchase Shares.

q.              “Other Stock-Based Award” shall have the meaning described in Section 10.

r.               “Participant” shall mean an eligible individual to whom an Award is granted to under the Plan.

s.                “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

t.                 “Plan” shall mean this Lantheus MI Holdings, Inc. 2013 Equity Incentive Plan.

u.              “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company including, but not limited to, stock dividends, stock splits, rights offers or recapitalizations through large, non-recurring cash dividends.

v.              “Restriction Period” means the period during which Restricted Stock awarded under Section 8 of this Plan is restricted.

w.            “Restricted Stock” shall have the meaning described in Section 8(a).

x.              “Restricted Stock Unit” shall have the meaning described in Section 9(a).

y.              “Section 409A” means Section 409A of the Code together with all regulations, guidance, compliance programs, and other interpretative authority thereunder.

z.               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

aa.       “Service” shall mean service as an employee, director (including non-employee director) or consultant of the Company or any Subsidiary thereof; provided, that, if a Participant is both an employee and a director of the Company or any of its Subsidiaries, Service with respect to such Participant shall only mean Service as an employee of the Company or any of its Subsidiaries; provided, further that a termination of Service shall not occur until a termination of Service with the Company and its Subsidiaries.

bb.       “Shares” shall mean shares of common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.

cc.         “Shareholders’ Agreement” shall mean that certain Shareholders’ Agreement, dated as of January 8, 2008, by and among the Company, Avista Capital Partners, LP, Avista Capital Partners (Offshore), LP, ACP-Lantern Co-Invest, LLC and the Persons listed on Schedule A attached thereto (as the same shall be amended, supplemented or modified from time to time).

dd.       “Stock Appreciation Right” shall have the meaning described in Section 7(a).

ee.         “Subsidiary” shall mean any Person as to which the Company owns or controls, directly or indirectly, more than 50% percent of the voting securities of such Person.

SECTION 18. MISCELLANEOUS

a.              Choice of Law.  All issues concerning the relative rights of the Company and any Participants with respect to each other shall be governed by the laws of the State of Delaware.  All other issues concerning the construction, validity and interpretation of this Plan shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect to the Plan shall be brought in the courts of the United States for the Southern District of New York.

b.              Adoption.  This Plan has been duly adopted by the Board of Directors of the Company as of April 30, 2013.